UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 24, 2018

(Date of earliest event reported)

Corning Natural Gas Holding Corporation

(Exact name of registrant as specified in its charter)

New York	000-00643	46-3235589
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 West William Street, Corning, New York	14830
(Address of principal executive offices)	(Zip Code)

(607) 936-3755

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (71 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 13(A) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Stanley G. Sleve, Vice President – Administration and Corporate Secretary of Corning Natural Gas Holding Corporation (the "Holding Company") and Secretary of its subsidiaries, including Corning Natural Gas Corporation, Pike County Light & Power Company, and Corning Appliance Corporation, notified the Holding Company on January 24, 2018 that he will retire from all positions at the Holding Company and its subsidiaries effective February 28, 2018. The Holding Company expects to elect a new corporate secretary at its next regularly scheduled meeting of the Board of Directors in February, 2018. Mr. Sleve’s other duties overseeing operations, including customer service, facilities management, human resources, information technology and community relations, will be assigned to other officers, managers and staff of the Company, as well as to a consultant who will provide information technology services.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Corning Natural Gas Holding Corporation

By: /s/ Michael I German

President and Chief Executive Officer

Dated: January 26, 2018